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News
Release
Vectren Corporation
One Vectren Square
Evansville, IN 47708

Investor Contact Dave Parker, (812) 491-4135, d.parker@vectren.com
Media Contact     Natalie Hedde, (812) 491-5105, nhedde@vectren.com

FOR IMMEDIATE RELEASE
Feb. 20, 2018

Vectren Corporation 2017 Results Hit Target
2018 Earnings Guidance Initiated
Long-Term Growth Targets Affirmed

Evansville, Ind. - Vectren Corporation (NYSE:VVC) today reported net income for the year ended Dec. 31, 2017, of $216.0 million, or $2.60 per share, compared to net income of $211.6 million, or $2.55 per share, in 2016. Fourth quarter 2017 consolidated net income was $61.2 million, or $0.74 per share, compared to $69.6 million, or $0.84 per share, in the fourth quarter of 2016.

“Results for 2017 were on plan at $2.60 per share, reflecting yet another year of earnings growth. The Utility Group performed as expected, largely driven by our continued investment in gas infrastructure programs,” said Carl Chapman, Vectren’s chairman, president and CEO. “Infrastructure Services and Energy Services also performed very well this year, each with record annual revenues.”

“Late in 2017, we saw the enactment of the first major tax reform legislation in over three decades. The lower federal corporate income tax rate will allow us to flow back that reduction to our customers. We are working with regulators in both Indiana and Ohio to implement those bill reductions timely. The lower tax rate also provided an earnings benefit to the non-rate-regulated operations. That benefit, I’m pleased to announce, has allowed us to make a nearly $70 million contribution to fund the Vectren Foundation for over a decade and demonstrates our longstanding commitment to the communities we serve, while eliminating the need for Foundation funding expense over the same period.”

Summary and highlights

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Utility Group earnings were $175.8 million, or $2.12 per share, in 2017, compared to $173.6 million, or $2.10 per share, in 2016. Fourth quarter results for the Utility Group were earnings of $53.6 million, or $0.65 per share in 2017, compared to $51.3 million, or $0.62 per share, in 2016. Favorable Utility Group results for the quarter and year were driven largely by the continued investment in the gas infrastructure investment programs in both Indiana and Ohio. Results also reflect the expected decrease in usage of a large electric customer that completed its transition to

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a co-generation facility, and lower electric margins as both heating and cooling degree days in 2017 were lower than in 2016.

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Nonutility Group earnings were $41.1 million, or $0.49 per share, in 2017, compared to $36.9 million, or $0.44 per share, in 2016. Fourth quarter 2017 earnings from the Nonutility Group were $8.1 million, or $0.10 per share, compared to $18.7 million, or $0.23 per share, in 2016. Results for the year improved due to strong performance at Infrastructure Services, reflecting the large Ohio pipeline project that was substantially complete by Sept. 2017, as well as other transmission pipeline projects as compared to 2016. Fourth quarter 2017 results were lower than 2016 due to a large transmission pipeline project in the second half of 2016 and the expiration of Section 179D tax deductions that allowed for federal tax deductions related to energy efficiency savings.

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Results in 2017 reflect the impact of the Tax Cuts and Jobs Act of 2017, specifically the revaluation of deferred income taxes reflecting the reduction in the federal corporate tax rate to 21 percent from 35 percent. The Utility Group rate-regulated amounts are reflected as a regulatory liability at Dec. 31, 2017 as those amounts will be reflected as lower customer rates. The Nonutility Group and the Utility Group’s non-rate-regulated amounts totaling $45.3 million, or $0.55 per share, are reflected as a reduction in income tax expense in the fourth quarter and the annual 2017 results. Also reflected in the 2017 results is a nonrecurring charge to other operating expense totaling $69.7 million, or $0.55 per share, for the multi-year funding of the Vectren Foundation, a 501(c)(3) charitable organization.

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Earlier today, the company filed its generation transition plan with the Indiana Utility Regulatory Commission (IURC), seeking authority to build an approximate 800-900 megawatt combined cycle natural gas turbine to be completed in 2023.

2018 earnings guidance initiated, long-term targets affirmed

The 2018 consolidated earnings guidance expectation of $2.80 to $2.90 per share includes Utility Group earnings within a range of $2.20 to $2.25 per share, and the Nonutility Group/Corporate and Other earnings within a range of $0.60 to $0.65 per share. Further, long-term financial targets remain as:

•	Consolidated EPS growth of 6-8 percent

•	Dividend growth of 6-8 percent, aligned with consolidated EPS growth

•	Consolidated payout ratio of 60-65 percent

•	Utility EPS growth of 5-7 percent

•	Utility payout of 70 percent, which will fund 85-90 percent of the external dividend

“Vectren’s successful execution of key strategic initiatives, including our ability to deliver consistent earnings growth over the past several years of 7 percent, has positioned us very strongly as we look out over the next five to ten years,” said Chapman. “Our continued investment in gas infrastructure and an accelerating investment in our electric system, along with a strong nonutility portfolio, give us confidence in our ability to continue to achieve strong results.”

Guidance ranges are based on assumptions, including the assumption of normal weather across all of the areas served by both our utility and nonutility operations, and other information currently available, but changes in these assumptions or other circumstances could materially impact earnings and result in 2018 earnings significantly above or below this guidance. These targeted ranges are subject to such factors discussed below under "Forward-Looking Statements".

Utility Group discussion

The Utility Group consists of the company’s regulated utility operations and other operations that provide information technology and other support services to those regulated operations. The company segregates its regulated utility operations between a Gas Utility Services operating segment and an

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Electric Utility Services operating segment. The Utility Group also earns a return on shared assets, such as customer billing systems and the customer contact center, used by the company’s utility operations.

For the year ended Dec. 31, 2017, Utility Group earnings were $175.8 million, or $2.12 per share, compared to $173.6 million, or $2.10 per share, in 2016. In the fourth quarter of 2017, the Utility Group earnings were $53.6 million or $0.65 per share in 2017, compared to $51.3 million, or $0.62 per share, in 2016. Utility Group results in 2017 reflect increased earnings from the returns on investment in the gas infrastructure replacement programs in Indiana and Ohio. Results also reflect the expected decrease in usage of a large electric customer that completed its transition to a co-generation facility, and lower electric margin as both cooling and heating degree days in 2017 were lower than 2016.

Gas Utility Services: provides natural gas distribution and transportation services to nearly two-thirds of Indiana and about 20 percent of Ohio, primarily in the west-central area
The Gas Utility Services operating segment earned $115.5 million, or $1.39 per share, during the year ended Dec. 31, 2017, compared to $76.1 million, or $0.92 per share, in 2016. During the fourth quarter of 2017, Gas Utility Services earned $59.7 million, or $0.72 per share, compared to $30.1 million, or $0.36 per share, in 2016. Both the quarter and annual periods in 2017 reflect a $27.3 million reduction in income tax expense as a result of the revaluation of deferred income taxes related to acquisition goodwill for the Ohio operations that is not being recovered in rates. This revaluation of deferred income taxes results from federal tax reform outlined in the Tax Cuts and Jobs Act of 2017, specifically the reduction in the corporate income tax rate from 35 percent to 21 percent. Excluding the favorable impact of the deferred income tax revaluation, earnings for Gas Utility Services for the year and quarter ended Dec. 31, 2017 were $88.2 million and $32.4 million, respectively. The improved results for the quarter and year reflect increased returns on the Indiana and Ohio infrastructure replacement programs and large customer margins.

Following is more detailed information related to the earnings from Gas Utility Services, excluding the gain from the revaluation of deferred taxes. Identified items are presented after the impact of income taxes.

(millions)	Quarter	Year
2016 Gas Utility Earnings	$30.1	$76.1

Gas Infrastructure replacement programs	1.2	10.3
Large customer margin	0.3	3.2
All other	0.8	(1.4)
	2.3	12.1

2017 Gas Utility Earnings	$32.4	$88.2

Electric Utility Services: provides electric transmission and distribution services to southwestern Indiana and includes its power generating and wholesale power operations
The Electric Utility Services operating segment earned $75.2 million, or $0.91 per share, in 2017, compared to $84.7 million, or $1.02 per share, in 2016. During the 2017 fourth quarter, Electric Utility Services earned $18.4 million, or $0.22 per share, compared to $17.7 million, or $0.21 per share, in 2016. Results in 2017 reflect the expected decrease in large customer margin as a customer completed its transition to a co-generation facility. Electric results, which are not protected by weather normalizing mechanisms, reflect a $0.5 million increase in the quarter and a $3.3 million decrease for the year as compared to the same periods in 2016. Compared to normal, cooling degree days were 111% of normal in 2017 and 125% of normal in 2016. In addition, results were favorable in the quarter and year due to a reduction in planned power plant maintenance expense.

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Following is more detailed information related to the earnings from Electric Utility Services. Identified items are presented after the impact of income taxes.

(millions)	Quarter	Year
2016 Electric Utility Earnings	$17.7	$84.7

Weather impact on small customer usage	0.5	(3.3)
Large customer margin reduction from customer co-generation	(2.7)	(11.5)
Other customer usage	(0.5)	1.2
Power plant maintenance expense	1.8	2.6
All other	1.6	1.5
	0.7	(9.5)

2017 Electric Utility Earnings	$18.4	$75.2

Separately today, the company filed its generation transition plan with the IURC. In line with our integrated resource plan filed in Dec. 2016, the filing requests a determination by the IURC of the need for the proposed build of an approximate 800-900 megawatt combined cycle natural gas turbine to replace much of the company’s existing coal-fired generation. See separate press release issued today.
Other Operations
The Utility Group also earns a return on shared assets through currently approved rates as if portions of the assets were in the rate base of each utility. Such shared assets include customer billing systems and certain facilities, as examples. Other Operations results also include certain unallocated costs and fourth quarter and annual results reflect an after-tax expense totaling $27.3 million to fund the Vectren Foundation for over a decade. In 2017, excluding the impacts of the Foundation funding, earnings from these operations were $12.4 million, compared to $12.8 million in 2016. Earnings in the fourth quarter, excluding the impacts of the Foundation funding, were $2.8 million in 2017 compared to $3.5 million in 2016.

Nonutility Group discussion

All amounts included in this section are after tax and net of corporate expenses allocated to the Nonutility Group.

In 2017, Nonutility Group results were earnings of $41.1 million, or $0.49 per share, compared to earnings of $36.9 million, or $0.44 per share, in 2016. Fourth quarter 2017 earnings from the Nonutility Group were $8.1 million, or $0.10 per share, compared to $18.7 million, or $0.23 per share, in 2016. Results in 2017 reflect the tax benefit of $22.3 million from the revaluation of deferred income taxes on the Nonutility businesses. Like the Utility Group, the Nonutility Group funded an amount to the Vectren Foundation resulting in an after-tax charge of $22.1 million in 2017, which is also reflected in the Nonutility Group results.

Infrastructure Services: provides underground pipeline construction and repair services through wholly owned subsidiaries Miller Pipeline, LLC and Minnesota Limited, LLC.

Results from Infrastructure Services’ operations for the year ended Dec. 31, 2017, were earnings of $32.3 million, or $0.39 per share, compared to earnings of $25.0 million, or $0.30 per share, in 2016. During the fourth quarter, earnings from Infrastructure Services were $3.7 million, or $0.05 per share, compared to earnings of $15.1 million, or $0.18 per share, in 2016.

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The distribution portion of the Infrastructure Services' operation performed well in 2017, as gas utilities across the country continued to make significant investments in gas infrastructure systems. This growth trend is expected to continue as utilities continue to execute infrastructure programs.

Results for the transmission portion of the business improved significantly in 2017, driven by the large transmission pipeline project in Ohio as well as other pipeline projects completed throughout the year. Results in the quarter declined year over year due to a large project completed in the fourth quarter of 2016. Though the timing and recurrence of these large projects is less predictable, they demonstrate expertise in this area and provide strong revenues. Infrastructure Services is positioned well to do this work, and though the focus remains on the recurring integrity, station, and maintenance work, opportunities for large transmission pipeline construction projects will continue to be pursued. The fundamental business model related to the long cycle of integrity, station, and maintenance work in the transmission sector remains unchanged. Demand remains high due to aging infrastructure and evolving safety and reliability regulations.

At Dec. 31, 2017, Infrastructure Services had an estimated backlog of blanket contracts of $480 million and bid contracts of $245 million, for a total backlog of $725 million. This compares to an estimated backlog of $725 million at Dec. 31, 2016 and $665 million at Dec. 31, 2015.

Energy Services: provides energy performance contracting and sustainable infrastructure, such as renewables, distributed generation, and combined heat and power projects through its wholly owned subsidiary Energy Systems Group, LLC (ESG).

Results from Energy Services’ operations for the year ended Dec. 31, 2017, were earnings of $10.7 million, or $0.13 per share, compared to earnings of $12.5 million, or $0.15 per share, in 2016. During the fourth quarter of 2017, Energy Services’ earnings were $5.9 million, or $0.07 per share, compared to $3.8 million or $0.05 per share, in 2016. Energy Services’ achieved revenues of $282 million in 2017, which exceeded record revenues of $260 million in 2016. At Dec. 31, 2017, the backlog of fixed price signed contracts was $180 million, compared to $234 million on Dec. 31, 2016. The list of projects at Dec. 31, 2017 where ESG has been selected and there is a high degree of confidence that the stated work will be performed, or sales funnel, remains high at approximately $430 million. The company's long-term view of the performance contracting and sustainable infrastructure opportunities remains strong with an expected continued national focus on energy conservation and security, renewable energy, and sustainability and as customer focus on new, efficient, clean sources of energy grows.

Energy Services’ lower results in 2017 are primarily driven by earnings in 2016 of $5.5 million from tax code section 179D (Section 179D) tax deductions which allowed for federal tax deductions related to achieved energy efficiency savings. Section 179D provisions expired on Dec. 31, 2016. On Feb. 9, 2018, a one year extension of Section 179D was approved, making available deductions for 2017. Any earnings from available deductions will be reflected in 2018 results. Though not included in 2018 consolidated earnings guidance given the single year extension of the provision, a current estimate for such impact is approximately $4 to $6 million. Though not assured and not reflected in long-term growth rates, efforts continue to secure this benefit in the future.

Please SEE ATTACHED unaudited schedules for additional financial information

Live Webcast on Feb. 21, 2018; Financial slides posted on website on Feb. 20, 2018
Vectren’s financial analyst call will be at 2:00 p.m. (ET), Feb. 21, 2018, at which time management will discuss 2017 financial results and the outlook for 2018. To participate in the call, analysts are asked to dial 1-844-825-9787 10 minutes prior to the start time and refer to the “Vectren Corporation 2017 Year-End Earnings Call.” All interested parties may listen to the live webcast accompanied by a slide presentation which will be available on Vectren’s Investor Relations homepage, investors.vectren.com. The slide presentation contains information about the company's use of non GAAP measures,

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specifically as it relates to the use of earnings per share. A replay of the webcast will be made available at the same location approximately two hours following the conclusion of the analyst call.

About Vectren
Vectren Corporation (NYSE: VVC) is an energy holding company headquartered in Evansville, Ind. Vectren’s energy delivery subsidiaries provide gas and/or electricity to more than 1 million customers in adjoining service territories that cover nearly two-thirds of Indiana and about 20 percent of Ohio, primarily in the west-central area. Vectren’s nonutility subsidiaries and affiliates currently offer energy-related products and services to customers throughout the U.S. through Infrastructure Services and Energy Services. To learn more about Vectren, visit www.vectren.com.

Forward-Looking Information

A “safe harbor” for forward-looking statements is provided by the Private Securities Litigation Reform Act of 1995 (Reform Act of 1995). The Reform Act of 1995 was adopted to encourage such forward-looking statements without the threat of litigation, provided those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause the actual results to differ materially from those projected in the statement. Certain matters described in Management’s Discussion and Analysis of Results of Operations and Financial Condition are forward-looking statements. Such statements are based on management’s beliefs, as well as assumptions made by and information currently available to management. When used in this filing, the words “believe”, “anticipate”, “endeavor”, “estimate”, “expect”, “objective”, “projection”, “forecast”, “goal”, “likely”, and similar expressions are intended to identify forward-looking statements. In addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements, factors that could cause the company’s actual results to differ materially from those contemplated in any forward-looking statements include, among others, the following:

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Factors affecting utility operations such as unfavorable or unusual weather conditions; catastrophic weather-related damage; unusual maintenance or repairs; unanticipated changes to coal and natural gas costs; unanticipated changes to gas transportation and storage costs, or availability due to higher demand, shortages, transportation problems or other developments; environmental or pipeline incidents; transmission or distribution incidents; unanticipated changes to electric energy supply costs, or availability due to demand, shortages, transmission problems or other developments; or electric transmission or gas pipeline system constraints.

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New or proposed legislation, litigation and government regulation or other actions, such as changes in, rescission of or additions to tax laws or rates, pipeline safety regulation and environmental laws and regulations, including laws governing air emissions, carbon, waste water discharges and the handling and disposal of coal combustion residuals that could impact the continued operation, and/or cost recovery of generation plant costs and related assets. Compliance with respect to these regulations could substantially change the operation and nature of the company’s utility operations.

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Catastrophic events such as fires, earthquakes, explosions, floods, ice storms, tornadoes, terrorist acts, physical attacks, cyber attacks, or other similar occurrences could adversely affect the company's facilities, operations, financial condition, results of operations, and reputation.

•	Increased competition in the energy industry, including the effects of industry restructuring, unbundling, and other sources of energy.

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Approval and timely recovery of new capital investments related to the electric generation transition plan, including timely approval to build and own generation, ability to meet capacity requirements, ability to procure resources needed to build new generation at a reasonable cost, ability to appropriately estimate costs of new generation, the effects of construction delays and cost overruns, ability to fully recover the investments made in retiring portions of the current generation fleet, scarcity of resources and labor, and workforce retention, development and training.

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Regulatory factors such as uncertainty surrounding the composition of state regulatory commissions, adverse regulatory changes, unanticipated changes in rate-setting policies or procedures, recovery of investments and costs made under regulation, interpretation of regulatory-related legislation by the IURC and/or PUCO and appellate courts that review decisions issued by the agencies, and the frequency and timing of rate increases.

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Financial, regulatory or accounting principles or policies imposed by the Financial Accounting Standards Board; the Securities and Exchange Commission; the Federal Energy Regulatory Commission; state public utility commissions; state entities which regulate electric and natural gas transmission and distribution, natural gas gathering and processing, electric power supply; and similar entities with regulatory oversight.

•	Economic conditions including the effects of inflation, commodity prices, and monetary fluctuations.

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Economic conditions, including increased potential for lower levels of economic activity; uncertainty regarding energy prices and the capital and commodity markets; volatile changes in the demand for natural gas, electricity, and other nonutility products and services; economic impacts of changes in business strategy on both gas and electric large customers; lower residential and commercial customer counts; variance from normal population growth and changes in customer mix; higher operating expenses; and reductions in the value of investments.

•	Volatile natural gas and coal commodity prices and the potential impact on customer consumption, uncollectible accounts expense, unaccounted for gas and interest expense.

•	Volatile oil prices and the potential impact on customer consumption and price of other fuel commodities.

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Direct or indirect effects on the company’s business, financial condition, liquidity and results of operations resulting from changes in credit ratings, changes in interest rates, and/or changes in market perceptions of the utility industry and other energy-related industries.

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The performance of projects undertaken by the company’s nonutility businesses and the success of efforts to realize value from, invest in and develop new opportunities, including but not limited to, the company’s Infrastructure Services, Energy Services, and remaining ProLiance Holdings assets.

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Factors affecting Infrastructure Services, including the level of success in bidding contracts; fluctuations in volume and mix of contracted work; mix of projects received under blanket contracts; unanticipated cost increases in completion of the contracted work; funding requirements associated with multiemployer pension and benefit plans; changes in legislation and regulations impacting the industries in which the customers served operate; the effects of weather; failure to properly estimate the cost to construct projects; the ability to attract and retain qualified employees in a fast growing market where skills are critical; cancellation and/or reductions in the scope of projects by customers; credit worthiness of customers; ability to obtain materials and equipment required to perform services; and changing market conditions, including changes in the market prices of oil and natural gas that would affect the demand for infrastructure construction.

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Factors affecting Energy Services, including unanticipated cost increases in completion of the contracted work; changes in legislation and regulations impacting the industries in which the customers served operate; changes in economic influences impacting customers served; failure to properly estimate the cost to construct projects; risks associated with projects owned or operated; failure to appropriately design, construct, or operate projects; the ability to attract and retain qualified employees; cancellation and/or reductions in the scope of projects by customers; changes in the timing of being awarded projects; credit worthiness of customers; lower energy prices negatively impacting the economics of performance contracting business; and changing market conditions.

•	Employee or contractor workforce factors including changes in key executives, collective bargaining agreements with union employees, aging workforce issues, work stoppages, or pandemic illness.

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Risks associated with material business transactions such as acquisitions and divestitures, including, without limitation, legal and regulatory delays; the related time and costs of implementing such transactions; integrating operations as part of these transactions; and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions.

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Costs, fines, penalties and other effects of legal and administrative proceedings, settlements, investigations, claims, including, but not limited to, such matters involving compliance with federal and state laws and interpretations of these laws.

The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of changes in actual results, changes in assumptions, or other factors affecting such statements.